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                                                                   Exhibit 10.10

[LOGO]
Bank of America Canada

                                                               December 29, 1998

Gildan Activewear Inc./Les Vetements de Sports Gildan Inc.
725 Montee de Liesse
Montreal, Quebec
H4T 1P5

Attention:   Mr. H. Greg Charmandy
             Chief Executive Officer and Chairman

Gentlemen:

                              Re: Amendment No. 8

            Reference is hereby made to the Amended and Restated Loan Agreement (as amended by Amendment No. 1 dated October 28, 1997, Amendment No. 2 dated January 8, 1998, Amendment No. 3 dated February 18, 1998, Amendment No. 4 dated March 19, 1998, Amendment No. 5 dated June 15, 1998 and Amendment No. 6 dated November 2, 1998, Amendment No. 7 dated December 2, 1998, the "Loan Agreement"), dated as of August 6, 1997, between Gildan Activewear Inc./Les Vetements de Sports Gildan Inc. (the "Borrower") and Bank of America Canada (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement.

            WHEREAS, the Borrower and the Lender desire to amend the Loan Agreement to make certain amendments as set forth below;

            NOW THEREFORE in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower have agreed as follows:

Section 1.  AMENDMENTS TO THE LOAN AGREEMENT

      1. For the period from the Eighth Amendment Effective Date to January 15, 1999, the definition of "Maximum Revolving Credit Line" in
            Section 1.1 of the Loan Agreement is amended by deleting the reference to "$60,000,000" and substituting "$70,000,000" therefor.

      2. For the period from the Eighth Amendment Effective Date to January 15, 1999, Section 2.1 of the Loan Agreement is amended by deleting the reference to "$60,000,000" and substituting "$70,000,000" therefor.
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      3.    The amendments, consents and waivers set forth herein are strictly limited to the matters and times specifically described above and shall not be deemed to constitute an amendment, consent or waiver with respect to any other term, covenant, matter, time or occasion.

      4. The Borrower agrees to pay to the Lender a non-refundable amendment fee in the amount of Cdn.$50,000 per week during each week that the outstanding balance of the Obligations at any time exceeds $60,000,000, as fully earned and payable, provided that if the Borrower enters into new amendments or other financing arrangements with the Lender, upon mutually acceptable terms, within 90 days of the Eighth Amendment Effective Date such amendment fee shall be applied against any future amendment fee, Closing Fee or other arrangement fees which may be payable to the Lender that may be agreed upon. Upon its acceptance of the terms hereof the Borrower hereby authorizes and directs the Lender to debit its account in order to pay such amendment fee. All reasonable expenses of the Lender incurred in connection with this letter agreement and any and all matters incidental thereto including, without limitation, legal fees, the allocated costs of in-house counsel and out-of-pocket expenses of Lender's counsel are for the account of the Borrower and shall be payable upon demand and may be paid by direct debit to the Borrower's accounts.

Section 2   CONDITIONS TO EFFECTIVENESS

            This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Eighth Amendment Effective Date"):

            On or before the Eighth Amendment Effective Date, the Borrower shall deliver to the Lender the following, each, unless otherwise noted, dated the Eighth Amendment Effective Date:

      1. Certified copies of its Articles (as construed for the purposes of the Canada Business Corporations Act), together with a good standing certificate from the jurisdiction of its incorporation, each dated a recent date prior to the Eighth Amendment Effective Date;

      2. Copies of its By-laws, certified as of the Eighth Amendment Effective Date by its corporate secretary or an assistant secretary;

      3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the transactions contemplated by this Amendment, certified as of the Eighth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

      4. Signature and incumbency certificates of its officer executing this Amendment;
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      5.    Opinion of Quebec counsel to the Borrower in form satisfactory to the Lender and its counsel; and

      6.    Executed copies of this Amendment.

Section 3.  BORROWER'S REPRESENTATIONS AND WARRANTIES

            In order to induce the Lender to enter into this Amendment and to amend the Loan Agreement in the manner provided herein, the Borrower represents and warrants to the Lender that the following statements are true, correct and complete:

      1. Authorization, Validity, and Enforceability of this Amendment. The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform the Loan Agreement as amended by this Amendment (the "Amended Agreement"). The Borrower and each Guarantor of the Obligations (each a "Guarantor") has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders if necessary) to authorize its execution and delivery of this Amendment and the performance of the Amended Agreement. This Amendment has been duly executed and delivered by the Borrower and each Guarantor, and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against it and then in accordance with their respective terms without defence, setoff or counterclaim. The Borrower's and each Guarantor's execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower, any Guarantor, or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding on it, (b) any law applicable to the Borrower, any Guarantor or any of its Subsidiaries, or (c) the certificate or articles of incorporation or amalgamation or bylaws of the Borrower, any Guarantor or any of its Subsidiaries.

      2. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower, any of its Subsidiaries, or any Guarantor, of this Amendment or the Amended Agreement except for such as have been obtained or made and filings required in order to perfect the Lender's security Interests.

      3. Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in Section 8 of the Loan Agreement are and will be true, correct and complete in all material respects on and as of the Eighth Amendment Effective Date to the same extent as though made on and as
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            of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

            (i) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event or an Event of Default.

Section 4.  MISCELLANEOUS

      1. This letter agreement supersedes and replaces any prior agreements or understandings with respect to any of the matters provided for herein.

      2. This letter agreement shall be deemed to have been made in the Province of Ontario and shall be governed by and interpreted in accordance with the laws of such Province and the laws of Canada applicable therein, except that no doctrine of choice of law shall be used to apply the laws of any other jurisdiction.

            Except to the extent waived or modified herein, the Loan Agreement remains in full force and effect and is hereby ratified and confirmed. Please evidence your agreement with the terms of this letter agreement by signing in the space below. Notwithstanding the date of execution of this letter agreement, this letter agreement shall be deemed effective the Eighth Amendment Effective Date.

            The parties acknowledge that they have required that this agreement and all related documents be prepared in English.

            Les parties reconnaissent avoir exige que la presente convention et tous les documents connexes soient rediges en anglais.

Sincerely,

BANK OF AMERICA CANADA


By: /s/ Robert Kizell
    ---------------------
Name:  Robert Kizell
Title: Vice-President
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AGREED AS OF THE DATE FIRST-ABOVE PROVIDED:

GILDAN ACTIVEWEAR INC./LES VETEMENTS DE SPORTS GILDAN INC.


By:   /s/ Ken Cieply
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Name:  Ken Cieply
Title: Vice-President, Finance & Administration

Each of the undersigned Gildan Activewear Malone, Inc. and Gildan Activewear Miami, Inc. (the "Guarantors") (i) consents to and approves the execution and delivery of this letter agreement by the parties hereto, (ii) agrees that this letter agreement does not and shall not limit or diminish in any manner the obligations of the Guarantors under those certain Guarantee dated as of August 29, 1996 and dated as of September 1, 1998 (collectively, the "Guaranty"), and any other guarantee or like instrument, executed by the Guarantors and delivered to the Lender, and that such obligations would not be limited or diminished in any manner even if the Guarantors had not executed this letter agreement, (iii) agrees that this letter agreement shall not be construed as requiring the consent of the Guarantors in any other circumstances, (iv) reaffirms its obligations under the Guaranty and any other guarantee or like instrument, and
(v) agrees that the Guaranty and any other guarantee or like instrument remains in full force and effect and is hereby ratified and confirmed.

GILDAN ACTIVEWEAR MALONE, INC.

By:   /s/ Ken Cieply
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Name:  Ken Cieply
Title: VP Finance


GILDAN ACTIVEWEAR MIAMI, INC.

By:   /s/ Ken Cieply
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Name:  Ken Cieply
Title: VP Finance